New Gold Discovery Reported by Ireland

Bulk Leach Test Indicates Potential Extraction Method

     Ireland Inc. (OTC BB: IRLD), a minerals exploration and development company focused on the discovery and extraction of precious metals from mineral deposits in the Southwestern United States, recently announced that results from its technical program have indicated a new gold discovery at its Columbus Project located in Esmeralda County, Nevada.

Drilling Program
Indicates Significant
Mineralization

     Ireland has received assay results from independent consultants McEwen Geological LLC of Arvada, Colorado from 39 holes drilled in 2008. The 2008 drill program was designed to test mineralized targets identified by Ireland’s previous exploration work. Over 1,000 samples were collected under chain of custody (“COC”) standards and delivered for testing and analysis to independent consultants Arrakis Inc. of Denver, Colorado and independent consultants AuRIC Metallurgical Laboratories of Salt Lake City, Utah. The drill samples were analyzed using a caustic fusion technique, and the results reported were from the extracted precious metals. The weight mean average grade for the 56 mineralized intercepts (5,217 feet) approximated 0.046 oz per ton (opt) of gold equivalent. These results have caused Ireland to expand the area known as Zone A from 380 acres to 2,530 acres, including two new mineralized subsections (Zone A – West and Zone A – Central) and to announce Zone B, covering 1,068 acres located three miles to the south of the Zone A – Permitted Area.

Potential Material
Mineable by Surface
Dredge Operation Defined

New operational cost estimates, current drill results and geological modeling by McEwen have led Ireland to conclude that the dredge-type mining method, currently used in Zone A, could economically be used to mine to a depth of 200 feet. Based on this, Ireland has estimated that a total of 199.5 million (M) tons of material could potentially be surface mined within the newly identified Zone A – West, Zone A – Central and Zone B.

     The average grade of all of the samples taken within this material approximated 0.041 opt Au equivalent. Additional exploration work will be required before proven or probable reserves can be established.

Bulk Leach
Test Results

     Ireland also recently received results from an independent laboratory commissioned to conduct a bulk leach test on 1,738 pounds of material extracted from the 380-acre production permitted area of Zone A under COC standards. No

Reprinted from The Bull & Bear Financial Report, P.O. Box 917179, Longwood, FL 32791 • www.TheBullandBear.com • Second Quarter 2009

mineral processing operations, such as crushing, grinding, drying or screening, were performed on the sample prior to leaching. The material was analyzed using a caustic fusion technique and reported head grades of 0.055 opt Au and 0.520 opt silver. The leach test extracted 0.047 opt Au and 0.464 opt Ag into solution. The precious metals were then collected on resins and processed to produce Au and Ag bullion for a net extraction of 0.038 opt Au and 0.385 opt Ag. This represents leach extraction of 86.2% of Au into solution and 69.1% of Au recovered as metal. The overall extraction was 0.043 opt Au equivalent. Upon completion of the test, the precious metal beads were delivered to Ireland. Ireland will commission further testing in order to optimize net metal recovery and to validate the leach extraction method.

     “We are very pleased with these results,” observed Ireland President Douglas Birnie. “This represents another very positive step towards our goal of proving the economic feasibility of the Columbus Project.”

Columbus Project
 Located in Historic
Mining Area

     Ireland’s Columbus Project is located in a historically mineralized area that is only five miles from Silver Standard’s Candelaria Mine (formerly owned by Kinross), which was mined as recently as 1997 and historically produced 68 million ounces of silver. Candelaria retains a measured and indicated resource of 44 million ounces of silver and 45,000 ounces of gold. Round Mountain, an operating gold mine jointly owned by Barrick and Kinross, lies some 60 miles to the north-east of the Columbus Project. The head grade at Round Mountain’s heap leach project approximates 0.018 opt gold.

     The Columbus Project consists of 19,680 acres of placer mineral claims, including a 380-acre permitted mine site in Zone A (60-acre mill site and mill facility, 320-acre mine site). Ireland also has the option to acquire an additional 22,640 acres of placer mineral claims adjoining the current project area. Ireland’s permits currently allow it to mine up to 792,000 tons per year to 40 feet in depth for the purpose of extracting precious metals and calcium carbonate.

Reprinted from The Bull & Bear Financial Report, P.O. Box 917179, Longwood, FL 32791 • www.TheBullandBear.com • Second Quarter 2009

Commercial Feasibility
of Extraction

     In the fourth quarter of 2008, Arrakis completed construction and commenced pilot plant operations at Ireland’s production facility located in the Zone A – Permitted Mine Area. The purpose of this pilot plant test work is to determine the commercial viability of mining and extracting precious metals from the mineralized zones at the project.

     Arrakis has installed and commenced operation of a dredge mining unit, which allows material to be mined and handled as a slurry throughout the production process. This has proved very successful and is the preferred method of mining because of its low cost per ton of material mined.

2009 Technical
Program Goals

     Ireland’s technical program will focus on two main goals in 2009: (a) further definition of mineral resources and mineable reserves with a new drill program; and (b) determination of the commercial feasibility of mining and extracting precious metals from those resources and reserves through operations of the on-site pilot plant.

Investment
Considerations

     For the past year, the Company has focused on its Columbus Project, a gold, silver and calcium carbonate property located in the heart of one of Nevada’s historic mining districts.

     Ireland also maintains an option to acquire the Red Mountain Project in California – a potential gold, tungsten and silver property. Ireland holds an option to acquire 100% of the property which includes some 7,500 acres of placer mineral and mill site claims in the historic Rand Mining District, a region that has produced nearly 2 million ounces of gold, 16 million ounces of silver and some 20 million pounds of tungstate. Ireland plans to continue surface sampling to determine the area’s potential mineralization.

“Columbus and Red Mountain are two projects with significant potential,” stated Mr. Birnie. “Ireland is coming ever closer to our goal of becoming a significant mid-tier mining company.”

Columbus Mine Dredge (pictured above) allows mined material to be handled as a slurry throughout the production process – a significantly low cost method to prepare mined materials for extraction of precious metals in Ireland’s pilot production mill facility (pictured below).

Disclaimer: This material is for distribution only under such circumstances as may be permitted by applicable law. It has no regard to the specific investment objectives, financial situation or particular needs of any recipient. It is published solely for informational purposes and is not to be construed as a solicitation or an offer to buy or sell any securities or related financial instruments. References made to third parties are based on information obtained from sources believed to be reliable but are not guaranteed as being accurate. Recipients should not regard it as a substitute for the exercise of their own judgement. The opinions and recommendations are those of the writers and are not necessary endorsed by The Bull & Bear Financial Report. Any opinions expressed in this material are subject to change without notice and The Bull and Bear Financial Report is not under any obligation to update or keep current the information contained herein. All information is correct at the time of publication, additional information may be available upon request. The company featured has paid The Bull & Bear Financial Report a fee for their investor awareness program. The directors and employees of The Bull & Bear Financial Report do not own any stock in the securities referred to in this report. The Bull & Bear Financial Report is not affiliated with any brokerage or financial company.

NOTE: In addition to historical data, the above report may also contain forward-looking statements. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Additional work is required before probable or proved reserves can be established. There is no assurance that the test results reported by Ireland are indicative of extraction rates throughout the Columbus Project. There is no assurance that Ireland will enter into commercial production on its properties. Readers are cautioned not to place undue reliance on the forward-looking statements made in this report.

Reprinted from The Bull & Bear Financial Report, P.O. Box 917179, Longwood, FL 32791 • www.TheBullandBear.com • Second Quarter 2009

IRELAND INC.
OTC BB: IRLD

Contact: Douglas Birnie,
President and CEO

2441 West Horizon Ridge Pkwy. #100
Henderson, NV 89052

Phone: 702-932-0353
Fax: 702-932-0338

E-Mail: info@irelandminerals.com

Web Site: www.irelandminerals.com

Shares Outstanding: 97 million
Active Float: 32.2 million

52 Week Trading Range:
Hi: $1:40 • Low: $0.15

Investor Relations Counsel:
RJ Falkner & Company
(800) 377-9893 or via email at
info@rjfalkner.com

Quick FACTS

Ireland Inc. is a mining exploration and development company focused on the extraction of precious and base metals from mineral deposits in the southwestern United States. In 2007, Ireland acquired options to acquire up to 100% of two mining properties, both of which are prospective for gold and other minerals. The Company has completed the acquisition of the Columbus Project and maintains an option to acquire up to 100% of the Red Mountain Project.

Ireland Highlights:

  Columbus Project – Ireland’s lead project is located between Las Vegas and Reno, over the Columbus Salt Marsh in Esmeralda County, Nevada. The mining district where the project is located has had a significant amount of historical silver production within the surrounding mountains. The project consists of 19,680 acres of mineral claims, including 380 acres permitted for production, an option to acquire an additional 22,640 acres of mineral claims adjacent to the existing project claims, and water rights to aquifers in the basin. A 1,738-pound bulk leach test conducted on material from the permitted area, resulted in approximately 70% extraction of Au and Ag of the assayed head grade. Through its 2008 drill program, Ireland has identified 56 mineralized intercepts in three newly identified zones ranging from 0 to 400 feet in depth, with a weight mean average grade of 0.046 opt Au equivalent. Ireland has estimated that a total of 199.5 million tons of material could potentially be surface mined within the new zones. The average grade from samples taken within this material approximated 0.041 opt Au equivalent.

  Red Mountain Project – The project is located at base of Red Mountain in and adjacent to the historical Rand Mining District in San Bernardino County, California. Ireland has an option to acquire up to 7,500 acres of mineral claims and believes there is strong potential for a gold, tungsten and silver resource. Ireland plans to continue surface sampling to determine the area’s potential mineralization.